UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 11, 2025

National Healthcare Properties, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39153	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

540 Madison Ave., 27th Floor
New York, NY 10022
__________________________________________________________________________________________________________________________________________________________________________
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (332) 258-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	NHPAP	The Nasdaq Global Market
7.125% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	NHPBP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 11, 2025, National Healthcare Properties, Inc. (the “Company”), as guarantor, National Healthcare Properties Operating Partnership, L.P. (the “Operating Partnership”), as borrower, and certain indirect subsidiaries of the Company entered into a credit agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, and certain lenders party thereto.
In connection with entering into the Credit Agreement, the Company terminated the amended and restated loan agreement, dated as of December 20, 2019, as amended, by and among the borrower entities party thereto, Capital One, National Association and the other lenders party thereto and paid off the outstanding secured term loan thereunder.
The Credit Agreement provides for (i) a $400 million senior unsecured revolving credit facility (the “Revolving Facility”) and (ii) a $150 million senior unsecured term loan facility (the “Term Loan”, together with the Revolving Facility, the “Credit Facilities”). The Credit Agreement also provides that, subject to customary conditions, including obtaining lender commitments and compliance with its financial maintenance covenants under the Credit Agreement, the Operating Partnership may seek to increase the lending commitments under the Credit Agreement by up to $450 million of the Revolving Facility and/or the Term Loan.
The Operating Partnership currently expects to use borrowings under the Credit Facilities for general corporate and working capital purposes, which may include repayment of indebtedness, real estate acquisitions, development costs and capital expenditures.
The Revolving Facility and the Term Loan have a maturity date of December 11, 2028, which, in each case, may be extended for two one-year periods subject to customary conditions under the Credit Agreement. The Operating Partnership may elect at any time and from time to time to prepay all or any portion of the loans under the Credit Facilities prior to maturity without premium or penalty, subject to payment of usual and customary breakage costs.
The interest rates applicable to loans under the Credit Facilities are, at the Operating Partnership’s option, equal to either a base rate plus a margin ranging from 0.55% to 1.10% per annum, or Daily Simple SOFR or Term SOFR plus a margin ranging from 1.55% to 2.10% per annum, in each case based on the Company’s consolidated leverage ratio. In addition, with respect to the Revolving Facility, the Operating Partnership will pay, if the usage is equal to or less than 50%, an unused facility fee of 0.20% per annum, or if the usage is greater than 50%, an unused facility fee of 0.15% per annum, in each case on the average daily unused commitments under the Revolving Facility.
The Credit Facilities are guaranteed, jointly and severally, by the Company and certain indirect subsidiaries of the Company. The Credit Agreement contains customary covenants that, among other things, restrict, subject to certain exceptions, the ability of the Company, the Operating Partnership and certain indirect subsidiaries of the Company to incur indebtedness, grant liens on their assets, make certain types of investments, engage in acquisitions, mergers or consolidations, sell assets, enter into certain transactions with affiliates and pay dividends or make distributions. The Credit Agreement also requires the Company to comply with consolidated financial maintenance covenants to be tested quarterly, including a minimum fixed charge coverage ratio, maximum leverage ratio, minimum tangible net worth, maximum secured leverage ratio, maximum unencumbered leverage ratio, minimum unsecured interest coverage ratio and minimum liquidity requirement.
The Credit Agreement also contains customary events of default, including the failure to make timely payments under the Credit Facilities, any event or condition that makes other material indebtedness due prior to its scheduled maturity, the failure to satisfy certain covenants and specified events of bankruptcy and insolvency. The occurrence of an event of default under the Credit Agreement may result in all loans and other obligations becoming immediately due and payable and the Credit Facilities being terminated and allow the lenders to exercise all rights and remedies available to them.
Several of the lenders and their affiliates have provided, and they and other lenders and their affiliates may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for the Company and its subsidiaries for which they have received, and may in the future receive, customary fees and expenses.
The foregoing description of the Credit Facilities is qualified in its entirety by reference to the Credit Agreement, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Credit Agreement, dated December 11, 2025, by and among the National Healthcare Properties, Inc., as guarantor, National Healthcare Properties Operating Partnership, L.P., as borrower, and Wells Fargo Bank, National Association, as administrative agent, and certain lenders party thereto.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTHCARE PROPERTIES, INC.

Date: December 11, 2025	By:	/s/ Andrew T. Babin
Andrew T. Babin Chief Financial Officer and Treasurer